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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): January 17, 2002

                          -----------------------------

                           Constellation Brands, Inc.
             (Exact name of registrant as specified in its charter)

                          -----------------------------

          Delaware                File Number 001-08495                  16-0716709
(State or other jurisdiction    (Commission File Number)   (I.R.S. Employer Identification No.)
      of incorporation)
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                          300 WillowBrook Office Park
                            Fairport, New York 14450

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               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code: 585-218-2169

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                          _____________________________
          (Former name or former address, if changed since last report)

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ITEM 7.   Financial Statements and Exhibits

The following exhibits are filed to be incorporated into registration statement
No. 333-63480:

1.1.   Underwriting Agreement, dated January 17, 2002, by and among
       Constellation Brands, Inc., Allberry, Inc., Barton Beers, Ltd., Barton
       Brands of California, Inc., Barton Brands of Georgia, Inc., Barton
       Brands, Ltd., Barton Canada, Ltd., Barton Distillers Import Corp., Barton
       Financial Corporation, Barton Incorporated, Batavia Wine Cellars, Inc.,
       Canandaigua B.V., Canandaigua Europe Limited, Canandaigua Limited,
       Canandaigua Wine Company, Inc., Cloud Peak Corporation, Franciscan
       Vineyards, Inc., M.J. Lewis Corp., Monarch Import Company, Mt. Veeder
       Corporation, Polyphenolics, Inc., Ravenswood Winery, Inc., Roberts
       Trading Corp., and Stevens Point Beverage Co., as Issuers, and J.P.
       Morgan Securities Inc., Deutsche Banc Alex. Brown Inc., Salomon Smith
       Barney Inc., UBS Warburg LLC, Barclays Bank PLC, Fleet Securities, Inc., and Scotia Capital (USA) Inc., as Underwriters.

4.2    Supplemental Indenture No. 7, dated as of January 23, 2002, by and among
       Constellation Brands, Inc., as Issuer, and Allberry, Inc., Barton Beers,
       Ltd., Barton Brands of California, Inc., Barton Brands of Georgia, Inc.,
       Barton Brands, Ltd., Barton Canada, Ltd., Barton Distillers Import Corp.,
       Barton Financial Corporation, Barton Incorporated, Batavia Wine Cellars,
       Inc., Canandaigua B.V., Canandaigua Europe Limited, Canandaigua Limited,
       Canandaigua Wine Company, Inc., Cloud Peak Corporation, Franciscan
       Vineyards, Inc., M.J. Lewis Corp., Monarch Import Company, Mt. Veeder
       Corporation, Polyphenolics, Inc., Ravenswood Winery, Inc., Roberts
       Trading Corp., and Stevens Point Beverage Co., as Guarantors, and BNY
       Midwest Trust Company, as Trustee.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                  CONSTELLATION BRANDS, INC.



Dated: January 23, 2002           By: /s/ Thomas S. Summer
                                      ------------------------------------------
                                      Thomas S. Summer, Executive Vice President
                                      and Chief Financial Officer